Exhibit 10.14

Execution Copy

RIGHT OF FIRST NEGOTIATION AND BOARD OBSERVER AGREEMENT

This Right of First Negotiation and Board Observer Agreement (this “Agreement”), dated as of October 22, 2016 (the “Effective Date”), is made by and between Myovant Sciences Ltd., a Bermuda exempted company (“Myovant”), and C.P. Pharmaceuticals International C.V., a Netherlands limited partnership (commanditaire vennootschap) having its seat at Rotterdam, The Netherlands, registered with the Trade Register held by the Chamber of Commerce of Rotterdam, the Netherlands, under number 24280998, represented by its general partners, Pfizer Manufacturing LLC, a limited liability company organized under the laws of the State of Delaware, U.S.A. (“PM LLC”) and Pfizer Production LLC, a limited liability company organized under the laws of the State of Delaware, U.S.A. (“PP LLC” and, together with PM LLC, the “General Partners”), (the General Partners acting for and on behalf of C.P. Pharmaceuticals International C.V., collectively, “Pfizer”). Each of Myovant and Pfizer may be referred to herein as a “Party” and together as the “Parties”.

Myovant and Pfizer, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

1.1    “Affiliate” means any entity, other than a Party, that directly or indirectly owns, is owned by or is under common ownership with a Party to the extent of at least fifty percent (50%) of the equity having the power to vote on or direct the affairs of the entity, and any entity actually controlled by, controlling, or under common control with a Party.

1.2    “Change of Control” means (i) any consolidation or merger of Myovant with or into any other corporation or entity, or any other corporate reorganization or similar transaction, in which the holders of outstanding voting securities of Myovant immediately prior to such consolidation, merger, reorganization or similar transaction hold, directly or indirectly, less than fifty percent (50%) of the outstanding voting securities of Myovant or of the surviving or resulting entity (or the power to direct or cause the direction of the management and policies of the surviving or resulting entity) immediately after such consolidation, merger, reorganization or similar transaction; or (ii) any transaction or series of related transactions as a result of which the holders of outstanding voting securities of Myovant immediately prior to such transaction or transactions hold, directly or indirectly, less than fifty percent (50%) of the outstanding voting securities of Myovant (or the power to direct or cause the direction of the management and policies of Myovant) immediately after such transaction or transactions.

1.3    “Covered Indication(s)” means heavy menstrual bleeding associated with uterine fibroids, endometriosis-associated pain, advanced prostate cancer, and female infertility as part of assisted reproduction.

1.4    “Covered Products” means relugolix and RVT-602.

1.5    “Covered Transaction” means a transaction which Myovant intends to propose to a Third Party (a) pursuant to which Myovant would exclusively license or sell the rights to develop and commercialize a Covered Product for a Covered Indication in a Major Market to such Third Party (which, for clarity, excludes any rights granted to a service provider or contract manufacturer for the purpose of conducting services and/or manufacturing on Myovant’s or any Myovant Affiliate’s behalf), or (b) with respect to any Change of Control, or the sale or disposition of all or substantially all of the assets of Myovant taken as a whole.

1.6    “Major Market” means the United States, the European Union, Brazil, Australia, and/or Japan.

1.7    “Third Party” means any entity other than the Parties and their respective Affiliates.

2.	RIGHT OF FIRST NEGOTIATION.

2.1    Myovant is currently considering an initial public offering of its common shares (the “IPO”). Notwithstanding anything contained herein or otherwise to the contrary, neither Myovant nor Pfizer is under any obligation to sell or purchase, respectively, any securities in connection with the IPO. However, if Pfizer purchases at least $30 million of Myovant’s common shares in the IPO or in a concurrent private placement (the “Share Purchase”, and the number shares purchased thereby, the “Purchased Shares”), then effective upon the closing of the Share Purchase and Myovant’s receipt of an executed lock-up agreement from Pfizer in the form attached as Exhibit A hereto, Myovant hereby grants to Pfizer during the ROFN Period (as defined below) an exclusive right of first negotiation with respect to any Covered Transaction (the “ROFN”), as follows:

(a)    If Myovant intends to pursue a Covered Transaction, then Myovant will notify Pfizer in writing thereof. Within ten (10) business days of Pfizer’s receipt of Myovant’s notice (the “Response Period”), Pfizer will notify Myovant in writing whether Pfizer wishes to exercise the ROFN for such Covered Transaction. If Myovant does not receive written notice from Pfizer within the Response Period stating that Pfizer wishes to exercise the ROFN for such Covered Transaction, then the ROFN shall expire with respect to such Covered Transaction and Myovant shall have no further obligations to Pfizer with respect to such Covered Transaction or, to the extent related to such Covered Transaction, the Covered Product(s).

(b)    If Myovant does receive written notice from Pfizer within the Response Period stating that Pfizer wishes to exercise the ROFN for such Covered Transaction, then for forty-five (45) days following Myovant’s receipt of such notice (or such longer period as the Parties may agree in writing) (the “Negotiation Period”), the Parties shall engage in exclusive, good faith negotiations regarding the commercially reasonable terms for such Covered Transaction. Neither Party shall be obligated to enter into any definitive agreement for such Covered Transaction except on such terms as are acceptable to such Party in its sole and absolute discretion. If the Parties have not executed a definitive binding agreement for such Covered Transaction by the end of the Negotiation Period, then the ROFN shall expire with respect to such Covered Transaction and Myovant shall have no further obligations to Pfizer with respect to such Covered Transaction or, to the extent related to such Covered Transaction, the Covered Product(s).

2.2    The “ROFN Period” means the period commencing on the closing of the IPO which includes the Share Purchase by Pfizer and expiring upon the earlier of (a) the third (3rd) anniversary of the closing of the IPO, (b) the date that Pfizer (together with its Affiliates) ceases to hold at least 51% of the Purchased Shares, (c) a Change of Control, (d) the sale or disposition of all or substantially all of the assets of Myovant taken as whole, or (e) the liquidation or other dissolution of Myovant.

3.	BOARD OBSERVER

3.1    During the ROFN Period, one representative of Pfizer (the “Board Observer”) may attend any meetings of Myovant’s board of directors (whether in person, by telephone, or otherwise) as a non-voting observer and will receive copies of all notices, minutes, consents, board packages, and other materials provided to Myovant’s board; provided that the Board Observer may be excluded from access to any meeting, material, or portion thereof if Myovant believes that such exclusion is reasonably necessary to preserve the attorney-client privilege or for conflict-of-interest reason. Such Board Observer rights will expire upon Myovant’s filing, with the U.S. Food and Drug Administration, of a new drug application for relugolix. Pfizer may appoint a substitute or replacement person to act as the Board Observer from time to time upon prior notice to Myovant.

4.	CONFIDENTIALITY

4.1    Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, and subject to the other applicable terms of this Article 4, each Party (the “Receiving Party”) will keep confidential and not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any information or materials, patentable or otherwise, in any form that is disclosed to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement (collectively, “Confidential Information” of the Disclosing Party). Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party’s Confidential Information to its Affiliates and its and its Affiliates’ respective officers, directors, employees, agents, contractors and consultants with a need to know such Confidential Information to assist the Receiving Party with the activities contemplated or required of it by this Agreement (and who will be advised of the Receiving Party’s obligations hereunder and who are bound by confidentiality and non-use obligations with respect to such Confidential Information no less onerous than those set forth in this Agreement) (each, a “Recipient”).

4.2    Exceptions. The obligations of Section 4.1 will not apply to any specific Confidential Information that the Receiving Party thereof can demonstrate, in each case by competent evidence:

(a)    was already known to the Receiving Party or any of its Recipients, other than under an obligation of confidentiality, at the time of disclosure;

(b)    was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)    became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Recipients in breach of this Agreement;

(d)    was subsequently lawfully disclosed to the Receiving Party or any of its Recipients without any obligation of confidentiality or non-use by a Person other than the Disclosing Party, and who, to the knowledge of the Receiving Party or such Recipient, did not directly or indirectly receive such information from the Disclosing Party or any of its Affiliates under an obligation of confidence; or

(e)    was independently developed by the Receiving Party or any of its Recipients without use of or reference to any information or materials disclosed by the Disclosing Party.

Information specific to the use of certain compounds, methods, conditions or features will not be deemed to be within the foregoing exceptions merely because such information is embraced by general disclosures in the public domain or in the possession of the Receiving Party or its Recipients. In addition, a combination of information will not be deemed to fall within the foregoing exceptions, even if all of the components fall within an exception, unless the combination itself and its significance are in the public domain or in the possession of the Receiving Party prior to the disclosures hereunder.

4.3    Required Disclosures. If the Receiving Party or one of its Recipients is required to make a disclosure of the Disclosing Party’s Confidential Information to comply with a subpoena or other legal order, it shall, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure and, to the extent reasonably possible, give the Disclosing Party a reasonable opportunity to quash such subpoena or order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such subpoena or order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which such subpoena or order was issued. If such subpoena or order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such subpoena or order will be limited to the Disclosing Party’s Confidential Information that is legally required to be disclosed in response to such subpoena or order and will still be subject to the restrictions on use set forth in this Article 4.

5.	TERM AND TERMINATION

5.1    Term. This Agreement will be contingent and commence upon the closing of the IPO which includes the Share Purchase by Pfizer and terminate upon the earlier of (a) the fifth (5th) anniversary of the closing of the IPO, (b) the date that Pfizer (together with its Affiliates) ceases to hold at least 51% of the Purchased Shares, (c) a Change of Control, (d) the sale or disposition of all or substantially all of the assets of Myovant taken as whole, (e) the liquidation or other dissolution of Myovant, and (f) Myovant’s filing, with the U.S. Food and Drug Administration, of a new drug application for relugolix.

5.2    Survival. Article 4 will survive any termination of this Agreement.

6.	GENERAL TERMS

6.1    Notices. Any notice, request, or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be hand delivered or sent by a recognized overnight delivery service, expenses prepaid, to the following addresses or to such other addresses as a Party may designate by written notice in accordance with this Section 5.1:

If to Pfizer:

C.P. Pharmaceuticals International C.V.
c/o its General Partners,
235 East 42nd Street
New York, NY 10017
United States of America
Attention:	Senior Vice President and Deputy General Counsel
Pfizer Legal Division
Business Transactions Group

Copies to:

Pfizer Inc.
235 East 42nd Street
New York, NY 10017
United States of America
Attention: Debbie Baron

Pfizer Inc.
235 East 42nd Street
New York, NY 10017
United States of America
Attention: Andrew J. Muratore

If to Myovant:

Myovant Sciences Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Attention: Principal Executive Officer

Copies to:

Myovant Sciences, Inc.
2000 Sierra Point Parkway
Brisbane, CA 94005
Attention: Chief Financial Officer

Cooley LLP
Attention: Frank F. Rahmani
3175 Hanover
Palo Alto, CA 94306

6.2    Entire Agreement, Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, and communications between the Parties, whether oral or written, relating to the same subject matter. No change, waiver, modification, or amendment of this Agreement will be valid or binding on the Parties unless such change, waiver, modification or amendment is in a writing signed by an authorized representative of the Party or Parties against whom the same is sought to be enforced.

6.3    Counterparts. This Agreement may be executed in multiple copies (including by pdf or electronic signature), each one of which will be an original and all of which will constitute one and the same document, binding on the Parties.

6.4    Governing Law and Jurisdiction. This Agreement and the legal relations between the Parties will be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of laws rules. The courts located within the state of New York will have exclusive jurisdiction over any and all disputes between the Parties, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the Parties consent to and agree to submit to the exclusive jurisdiction of such courts. Each Party waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (a) such Party is not personally subject to the jurisdiction of such courts, (b) such Party and such Party’s property is immune from any legal process issued by such courts or (c) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MYOVANT SCIENCES LTD.

By:	/s/ Marianne L. Romeo
Name:	Marianne L. Romeo
Title:	Head, Global Transactions & Risk Management

For and behalf of:

C.P. PHARMACEUTICALS INTERNATIONAL C.V.

Pfizer Manufacturing LLC,		Pfizer Production LLC,
as general partner for and on behalf of		as general partner for and on behalf of
C.P. Pharmaceuticals International C.V.		C.P. Pharmaceuticals International C.V.

By:	/s/ Brian Byala	By:	/s/Neal Masia
Name:	Brian Byala	Name:	Neal Masia
Title:	Senior Vice President	Title:	Senior Vice President

Exhibit A

Form of Lock-Up Agreement

Myovant Sciences Ltd.

Public Offering of Common Shares

October 22, 2016

Citigroup Global Markets Inc.

Cowen and Company, LLC

Evercore Group L.L.C.

Barclays Capital Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, NY 10055

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

This letter agreement is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Myovant Sciences Ltd., a company incorporated and organized under the laws of Bermuda (the “Issuer”), and each of you as Representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of Common Shares, $0.000017727 par value per common share (the “Common Shares”), of the Issuer (the “Offering”).

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. (“Citigroup”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Issuer or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Underwriting Agreement (the “Lock-up Period”).

Notwithstanding the foregoing, the foregoing restrictions shall not apply to:

(i)    Transactions relating to Common Shares or other securities acquired in open market Transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act will be required or will be voluntarily made during the Lock-up Period in connection with subsequent sales of Common Shares or other securities acquired in such open market Transactions during the Lock-up Period;

(ii)    transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares as a bona fide gift or charitable contribution;

(iii)    distributions of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to limited and general partners, members, stockholders or holders of similar equity interests in the undersigned, or to any corporation, partnership, limited liability company or other entity which controls or is controlled by the undersigned or to entities under common control with the undersigned;

(iv)    transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares by will or intestacy or to any Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

(v)    transfers of Common Shares pursuant to a domestic order or negotiated divorce settlement;

(vi)    the exercise of a stock option granted under a stock incentive plan described in the Prospectus by the undersigned, and the receipt by the undersigned from the Issuer of Common Shares upon such exercise, insofar as such option is outstanding as of the date of the Prospectus, provided that the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement and provided, further, that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no Common Shares were sold by the reporting person and that Common Shares received upon exercise of the stock option are subject to this letter agreement with the underwriters of the Offering;

(vii)    the disposition of Common Shares to the Issuer, or the withholding of Common Shares by the Issuer, in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due with respect to the vesting of restricted stock granted under a stock incentive plan or pursuant to a contractual employment arrangement described in the Prospectus, insofar as such restricted stock is outstanding as of the date of the Prospectus, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period;

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(viii)    transfers to the Issuer in connection with the repurchase of Common Shares in connection with the termination of the undersigned’s employment with the Issuer pursuant to contractual agreements with the Issuer as in effect as of the date of the Prospectus, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period;

(ix)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (a) such plan does not provide for the transfer of Common Shares during the Lock-up Period and (b) the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, during the Lock-up Period; or

(x)    pursuant to a bona fide third party tender offer for all outstanding Common Shares of the Issuer, merger, consolidation or other similar transaction made to all holders of the Issuer’s securities involving a change of control of the Issuer (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or other such securities in connection with such transaction, or vote any Common Shares or other such securities in favor of any such transaction) that has been approved by the board of directors of the Issuer, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this letter agreement;

provided, however, in the case of any transfer or distribution pursuant to clauses (ii), (iii), (iv) and (v) above, it shall be a condition to such transfer that:

•	each donee, transferee or distributee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such donee, transferee or distributee is receiving and holding such Common Shares and/or securities convertible into or exercisable or exchangeable for Common Shares subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Common Shares and/or securities convertible into or exercisable or exchangeable for Common Shares, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such donee, transferee or distributee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor, transferee, distributor or distributee) shall be required, or made voluntarily (other than any such disclosure required to be made by applicable law or regulation, including, without limitation, one or more filings on Form 4, Form 5, Schedule 13G or Schedule 13D, in each case, in accordance with applicable law and made after the expiration of the Lock-up Period).

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If the undersigned is an officer or director of the Issuer, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Common Shares the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Issuer, (i) Citigroup agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, Citigroup will notify the Issuer of the impending release or waiver, and (ii) the Issuer has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that during the Lock-up Period, Citigroup waives any prohibition on the transfer of Common Shares or any securities convertible into, or exercisable or exchangeable for Common Shares, held by any person or entity that beneficially owns outstanding shares of Common Shares other than the undersigned, Citigroup shall be deemed to have also waived, on the same terms, the prohibitions set forth in this lock-up letter agreement that would otherwise have applied to the undersigned with respect to the same percentage of the undersigned’s shares of Common Shares as (x) the aggregate Common Shares held by such party receiving the waiver that is subject to the waiver bears to (y) the aggregate Common Shares held by such party. The provisions of this paragraph will not apply: (1) unless and until Citigroup has first waived more than 1% of the Company’s total outstanding Common Shares (determined as of the closing date for, and giving effect to, the Offering) from such prohibitions, (2) (a) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, or (3) if the release or waiver is granted to a holder of Common Shares in connection with an underwritten public offering, whether or not such offering is wholly or partially a secondary offering, of Common Shares pursuant to a registration statement under the Securities Act; provided that in the event of any release or waiver pursuant to this clause (3), the same percentage of the undersigned’s Common Shares (determined as set forth above) shall be released, but only for the purpose of participating in such offering. In the event that any percentage of such Common Shares released from the restrictions set forth in this lock-up letter agreement are subject to any restrictions of the type set forth in this lock-up letter agreement, the same restrictions shall be applicable to the release of the same percentage of the undersigned’s Common Shares. In the event that, as a result of this paragraph, any shares of Common Shares or any securities convertible into, or exercisable or exchangeable for Common Shares held by the undersigned are released from the restrictions imposed by this lock-up letter agreement, the Company shall notify the undersigned within three business days thereof.

This letter agreement shall automatically terminate upon the earliest to occur, if any, of (i) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) December 31, 2016, if the Underwriting Agreement is not executed by such date and (iii) the date of termination of the Underwriting Agreement if prior to the Closing Date (as defined in the Underwriting Agreement).

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Yours very truly,

For and behalf of:
C.P. PHARMACEUTICALS INTERNATIONAL C.V.

Pfizer Manufacturing LLC,

as general partner for and on behalf of
C.P. Pharmaceuticals International C.V.

By:
Name:
Title:	Senior Vice President

Pfizer Production LLC,
as general partner for and on behalf of
C.P. Pharmaceuticals International C.V.

By:
Name:
Title:	Senior Vice President

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Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Common Shares or any security convertible into or exchangeable or exercisable for Common Shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

“Transactions” shall include, but not be limited to, a Sale or Offer to Sell or a Swap, each as defined above.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

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